EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of SM Energy Company for the year ended December 31, 2017. We hereby further consent to the use of information contained in our reports, and the use of our audit letter, as of December 31, 2017, relating to estimates of revenues from SM Energy Company's oil, gas, and NGL reserves. We further consent to the incorporation by reference thereof into SM Energy Company’s Post-Effective Amendment No. 1 to Registration Statement Nos. 333-30055, 333-106438, 333-35352, and 333-88780 on Form S-8, Registration Statement Nos. 333-58273, 333-134221, 333-151779, 333-165740, 333-170351, 333-194305, 333-212359, and 219719 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-203936 on Form S-3, and Registration Statement No. 333-216843 on Form S-3.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 21, 2018